Exhibit 99.1

  Ptek Holdings Reports $105.4 Million in Revenues and $0.13 Diluted EPS from
                    Continuing Operations for First Quarter

     ATLANTA--(BUSINESS WIRE)--April 28, 2004--

     Net Income Increased 82%; Company Raises 2004 Financial Outlook

     Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of innovative business, data and group communications services, today announced results for the first quarter ended March 31, 2004. Revenues were $105.4 million for the quarter, an 18.1% increase from the first quarter of 2003. Net income from continuing operations grew to $8.7 million in the first quarter of 2004, an increase of 82.5% from $4.8 million in the comparable prior year period. Diluted EPS from continuing operations totaled $0.13 in the first quarter of 2004 compared to $0.09 in the first quarter of 2003.
     Revenue at Premiere Conferencing grew 23.7% in the first quarter of 2004, totaling $45.2 million versus $36.6 million in the comparable prior year period. Revenue at Xpedite grew 14.3% during the first quarter of 2004, totaling $60.2 million versus $52.7 million in the first quarter of 2003.
     "Our Company continues to perform well," said Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings, Inc. "As a leading provider of high-value, cost-effective solutions for our global enterprise customers, we remain excited about the opportunities we see in the marketplace."

     2004 Accomplishments

     -- Hosted nearly 420 million minutes of group meetings and delivered more than 790 million data communications during the first quarter

     -- Introduced Fax2Mail(sm) document management solution and made progress toward our goal of ending this year with greater than 100,000 paid subscribers to the service

     -- Introduced ReadyConference(R) Plus data collaboration service and made progress toward our goal of ending this year with at least 25,000 users

     -- Increased revenue from transactional and new media deliveries by 32% during the quarter from the comparable prior year period

     -- Increased revenue from Web and Auditorium conferencing services by 84% during the quarter from the first quarter of 2003

     -- Grew international conferencing revenue by more than 80% during the quarter from the comparable prior year period

     --   Repurchased 400,000 shares of Ptek common stock in the open market

     -- Closed the acquisition of Resource Communications, Inc. on April 1, adding to Ptek's presence in the North American SME market for conferencing services

     -- Settled our billing dispute with MCI, subject to any required bankruptcy court approval

     Financial Outlook

     The following statements are based on Ptek's current expectations as of April 28, 2004. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
     The Company estimates revenues for 2004 will be in the range of $430 million to $440 million and diluted EPS from continuing operations for the year will be in the range of $0.56 to $0.58. Average diluted shares outstanding in 2004 are estimated to be approximately 75 million, and the Company assumes an effective tax rate for the year between 38% and 39%.

     Conference Call

     The Company will hold a conference call at 5:00 Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number below 5-10 minutes prior to the scheduled start time. (800) 818-5264 (US & Canada) or (913) 981-4910 (International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Conferencing service, and can be found at http://www.ptek.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.

     A replay will be available following the call at 8:00 p.m., through midnight Eastern May 7 and may be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820 (International). The confirmation code is 114497. The Webcast of this call will be archived on the Company's Website at www.ptek.com.

     About Ptek Holdings, Inc.

     Ptek Holdings, Inc. is a leading provider of innovative business, data and group communications services for global enterprises. Companies use our audio and data conferencing solutions to conduct group meetings and presentations over the phone or Web. We also enable our customers to process and deliver large quantities of individualized, business critical information, such as electronic statements and invoices, financial transaction and travel confirmations, and drug prescriptions, via our global ASP platform. Ptek serves companies in nearly every business sector, including healthcare, technology, publishing, financial services, travel and hospitality. Our services are marketed under the Premiere Conferencing and Xpedite(R) brand names.
     Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to service or repay all or a portion of our convertible notes issued to the public, a portion of which mature on July 1, 2004 and the remainder of which mature on August 15, 2008; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the Federal Communications Commission's revisions to the rules interpreting the Telephone Consumer Protection Act of 1991, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under our indebtedness; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


                      PTEK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   Three Months Ended
                                                         March 31,
                                                       2004      2003
                                                    --------  --------


REVENUES                                           $105,354  $ 89,220

OPERATING EXPENSES:
   Cost of revenues (exclusive of depreciation
    shown separately below)                          36,097    30,672
Selling and marketing                                26,922    24,264
General and administrative                           14,853    13,496
Research and development                              2,506     2,004
Depreciation                                          6,577     5,533
Amortization                                          1,753     1,999
Equity based compensation                               945       584
                                                    --------  --------
   Total operating expenses                          89,653    78,552
                                                    --------  --------

OPERATING INCOME                                     15,701    10,668
                                                    --------  --------

OTHER INCOME (EXPENSE):
Interest expense                                     (1,619)   (2,809)
Interest income                                         167       244
Loss on sale of marketable securities                   (87)        -
Other, net                                               16       281
                                                    --------  --------
   Total other income (expense)                      (1,523)   (2,284)
                                                    --------  --------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
 TAXES                                               14,178     8,384
INCOME TAX EXPENSE                                    5,458     3,605

                                                    --------  --------
INCOME FROM CONTINUING OPERATIONS                  $  8,720  $  4,779
                                                    ========  ========

NET INCOME                                         $  8,720  $  4,779
                                                    ========  ========

BASIC EARNINGS PER SHARE:
   Income from continuing operations               $  8,720  $  4,779
                                                    ========  ========
   Net Income                                      $  8,720  $  4,779
                                                    ========  ========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING:           56,916    52,711
                                                    ========  ========

Basic earnings per share:
   Continuing operations                           $   0.15  $   0.09
                                                    ========  ========

   Net Income                                      $   0.15  $   0.09
                                                    ========  ========

DILUTED EARNINGS PER SHARE:

Income from continuing operations for purposes of
 computing diluted net income per share            $  9,481  $  4,779
                                                    ========  ========
Net Income for purposes of computing diluted net
 income per share                                  $  9,481  $  4,779
                                                    ========  ========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:         73,194    54,871
                                                    ========  ========

Diluted earnings per share:
    Continuing operations                          $   0.13  $   0.09
                                                    ========  ========

    Net Income                                     $   0.13  $   0.09
                                                    ========  ========



                       PTEK HOLDINGS, INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND DECEMBER 31, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                March 31, December 31,
                                                  2004        2003
                                                ----------  ----------
                                               (unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents                           $   21,993  $   23,946
Marketable securities, available for sale               -         575
Accounts receivable (less allowances of
        $4,789 and $4,451, respectively)           62,633      57,760
Prepaid expenses and other current assets           6,037       6,348
Deferred income taxes, net                         20,938      20,938
                                                ----------  ----------
Total current assets                              111,601     109,567
                                                ----------  ----------

PROPERTY AND EQUIPMENT, NET                        65,041      63,563

OTHER ASSETS
Goodwill                                          123,066     123,066
Intangibles, net                                   23,553      24,553
Deferred income taxes, net                          6,297      10,521
Notes receivable - employees                        2,013       1,808
Other assets                                        6,478       6,219
                                                ----------  ----------
                                               $  338,049  $  339,297
                                                ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                               $   37,145  $   36,621
Accrued taxes                                      10,044      10,984
Accrued expenses                                   33,018      33,891
Current maturities of long-term debt               15,000      15,000
Accrued restructuring costs                         2,634       4,445
                                                ----------  ----------
Total current liabilities                          97,841     100,941
                                                ----------  ----------

LONG-TERM LIABILITIES
Convertible subordinated notes                     85,000      85,000
Long-term debt                                          -       5,000
Accrued expenses                                   11,850      14,638
                                                ----------  ----------
Total long-term liabilities                        96,850     104,638
                                                ----------  ----------

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized, 57,615,668 and 57,289,895
 shares issued in 2004 and 2003 and 57,615,668
 and 57,289,895 shares outstanding in 2004 and
 2003, respectively                                   575         572
Unrealized gain on marketable securities,
 available for sale                                     -        (110)
Additional paid-in capital                        603,038     602,452
Unearned restricted share compensation               (610)       (813)
Note receivable, shareholder                       (5,423)     (5,343)
Cumulative translation adjustment                    (409)       (507)
Accumulated deficit                              (453,813)   (462,533)
                                                ----------  ----------
Total shareholders' equity                        143,358     133,718
                                                ----------  ----------
                                               $  338,049  $  339,297
                                                ==========  ==========


                       PTEK HOLDINGS, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                            (UNAUDITED, IN THOUSANDS)

                                                   Three Months Ended
                                                        March 31,
                                                      2004     2003
                                                    --------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                             8,720    4,779
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                           6,577    5,533
Amortization                                           1,753    1,999
Amortization of deferred financing costs                 213        -
Loss on sale of marketable securities, available
 for sale                                                 87        -
Deferred income taxes                                  3,846    2,266
Payments for restructuring costs                      (2,081)    (290)
Equity based compensation                                945      584
Changes in assets and liabilities:
Accounts receivable, net                              (4,317)  (4,841)
Prepaid expenses and other current assets             (1,164)    (559)
Accounts payable and accrued expenses                 (5,631)  (9,101)
                                                    --------- --------
            Total adjustments                            228   (4,409)
                                                    --------- --------
            Net cash provided by operating
             activities                                8,948      370
                                                    --------- --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                  (5,905)  (2,723)
Business acquisitions                                 (1,896)  (6,382)
Increase in restricted cash for acquisitions               -   (5,000)
Sale of marketable securities                            667        -
Proceeds from note receivable                            800        -
                                                    --------- --------
            Net cash used in investing activities     (6,334) (14,105)
                                                    --------- --------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements       (5,000)  (1,133)
Purchase of treasury stock, at cost                   (3,493)    (627)
Exercise of stock options                              3,514       91
                                                    --------- --------
            Net cash used in financing activities     (4,979)  (1,669)
                                                    --------- --------

Effect of exchange rate changes on cash and
 equivalents                                             412     (585)
                                                    --------- --------
NET DECREASE IN CASH AND EQUIVALENTS                  (1,953) (15,989)
                                                    --------- --------
CASH AND EQUIVALENTS, beginning of period          $  23,946   68,777
                                                    --------- --------
CASH AND EQUIVALENTS, end of period                $  21,993 $ 52,788
                                                    ========= ========



                       PTEK HOLDINGS, INC AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (UNAUDITED, IN THOUSANDS)



                                                March 31, December 31,
                                                   2004        2003
                                                 ---------   ---------

NET DEBT TO EQUITY (1)
   Current maturities of long-term debt         $  15,000   $  15,000
   Long-term debt                                       -       5,000
   Convertible subordinated notes                  85,000      85,000
                                                 ---------   ---------
                                      TOTAL DEBT  100,000     105,000

   Cash and cash equivalents                       21,993      23,946
                                                 ---------   ---------
                                      TOTAL CASH   21,993      23,946

                                                ----------------------
                 NET DEBT (TOTAL DEBT LESS CASH)$  78,007   $  81,054
                                                 ---------   ---------

                                          EQUITY$ 143,358   $ 133,718

                                                ----------------------
                              NET DEBT TO EQUITY     0.54        0.61
                                                 =========   =========

(1) Net debt is a non-GAAP financial measure. Management believes that net debt provides useful information regarding the level of the Company's indebtedness by reflecting cash and cash equivalents that would be used to repay debt.

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462